      VIOSOLAR INC. (the “Corporation”)

INFORMATION CIRCULAR

AS AT AND DATED SEPTEMBER 1, 2009

THIS INFORMATION CIRCULAR IS FURNISHED TO YOU IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE MANAGEMENT OF VIOSOLAR INC. (“WE”, “US” OR THE “CORPORATION”) FOR USE AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF THE CORPORATION (AND ANY ADJOURNMENT THEREOF) (THE "MEETING") TO BE HELD ON SEPTEMBER 23rd, 2009 AT THE TIME AND PLACE AND FOR THE PURPOSES SET OUT IN THE ACCOMPANYING NOTICE OF MEETING.

The Corporation will conduct its solicitation by mail and may be supplemented by telephone or other personal contact to be made by officers and employees of the Corporation, without receiving special compensation. The Corporation will pay the cost of solicitation.

APPOINTMENT OF PROXYHOLDER

The purpose of a proxy is to designate persons who will vote the proxy on a shareholder's behalf in accordance with the instructions given by the shareholder in the proxy. The persons whose names are printed in the enclosed form of proxy are officers or directors of the Corporation (the “Management Proxyholders”).

A shareholder has the right to appoint a person other than the Management Proxyholders, to represent the shareholder at the Meeting by striking out the names of the Management Proxyholders and by inserting the desired person's name in the blank space provided or by executing a proxy in a form similar to the enclosed form. A proxyholder need not be a shareholder of the Corporation.

VOTING BY PROXY

Only registered shareholders or duly appointed proxyholders are permitted to vote at the Meeting. Shares represented by a properly executed proxy will be voted or be withheld from voting on each matter referred to in the Notice of Meeting in accordance with the instructions of the shareholder on any ballot that may be called for and if the shareholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly.

If a shareholder does not specify a choice and the shareholder has appointed one of the Management Proxyholders as proxyholder, the Management Proxyholder will vote in favor of the matters specified in the Notice of Meeting and in favor of all other matters proposed by management at the Meeting.

The enclosed form of proxy also gives discretionary authority to the person named therein as proxyholder with respect to amendments or variations to matters identified in the Notice of the Meeting and with respect to other matters which may properly come before the Meeting. At the date of this Information Circular, management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting.

COMPLETION AND RETURN OF PROXY

Completed forms of proxy must be deposited at the office of 1530 – 9th Avenue SE Calgary, Alberta T2G 0T7, by mail or by facsimile at 403-272-3620, in accordance with the instructions set out in the form of proxy accompanying this Information Circular not later than forty-eight (48) hours, excluding Saturdays, Sundays and holidays, prior to the time of the Meeting, unless the chairman of the Meeting elects to exercise his discretion to accept proxies received subsequently.

NON-REGISTERED HOLDERS

Only shareholders whose shares appear on the records of the Corporation as the registered holders of shares or duly appointed proxyholders are permitted to vote at the Meeting. Certain of the shareholders of the Corporation are "non-registered" shareholders because the shares they own are not registered in their names but instead registered in the name of a nominee such as a brokerage firm through which they purchased the shares; bank, trust Corporation, trustee or administrator of self-administered RRSP's, RRIF's, RESP's and similar plans; or clearing agency such as The Canadian Depository for Securities Limited (a “Nominee”). If you purchased your shares through a broker, you are likely an unregistered holder.

The Corporation has distributed copies of the Meeting materials, being the Notice of Meeting, this Information Circular and the Proxy, to the Nominees for distribution to non-registered holders.

Nominees are required to forward the Meeting materials to non-registered holders to seek their voting instructions in advance of the Meeting. Shares held by Nominees can only be voted in accordance with the instructions of the non-registered holder. The Nominees often have their own form of proxy, mailing procedures and provide their own return instructions. If you wish to vote by proxy, you should carefully follow the instructions from the Nominee in order that your Shares are voted at the Meeting.

If you, as a non-registered holder, wish to vote at the Meeting in person, you should appoint yourself as proxyholder by writing your name in the space provided on the request for voting instructions or proxy provided by the Nominee, and return the form to the Nominee in the envelope provided. Do not complete the voting section of the form as your vote will be taken at the Meeting.

REVOCABILITY OF PROXY

Any registered shareholder who has returned a proxy may revoke it at any time before it has been exercised. In addition to revocation in any other manner permitted by law, a registered shareholder, his attorney authorized in writing or, if the registered shareholder is a corporation, a corporation under its corporate seal or by an officer or attorney thereof duly authorized, may revoke a proxy by instrument in writing, including a proxy bearing a later date. The instrument revoking the proxy must be deposited at International Securities Group Inc., 1530 9th Ave SE Calgary, Alberta, T2J 0T7 which is the registered address of the Corporation for the purposes of this Meeting, at any time up to and including the last business day preceding the date of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting. Only registered shareholders have the right to revoke a proxy. Non-Registered Holders who wish to change their vote must, at least 7 days before the Meeting, arrange for their Nominees to revoke the proxy on their behalf.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Other than as disclosed elsewhere herein, none of the following persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon other than the election of directors or the appointment of auditors:
(a)	any director or senior officer of the Corporation since the commencement of the Corporation’s last completed financial year;
(b)	any proposed nominee for election as a director of the Corporation; and
(c)	any associate or affiliate of any of the foregoing persons.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The Corporation is authorized to issue an unlimited number of Class A voting common shares without par value (the “Shares”), of which 18,000,000 Shares are issued and outstanding as of August 14, 2009.   The Corporation is also authorized to issue an unlimited number of Class “B” voting common shares without par value, an unlimited number of Class “C” non-voting common shares without par value, an unlimited number of Class “D” non-voting common shares without par value,  and five million (5,000,000) of Class “E” non-voting preferred shares without par value.  The Corporation has only one class of shares issued and outstanding, which are the Class A voting common shares.

In order to approve a motion proposed at the Meeting, a simple majority of more than 50% of the votes cast will be required to pass an ordinary resolution, and a majority of at least 66.7% of the votes cast will be required to pass a special resolution.

Persons who are registered shareholders at the close of business on August 14, 2009 will be entitled to receive notice of and vote at the Meeting and will be entitled to one vote for each Share held.

Other than as disclosed below, to the knowledge of the directors and senior officers of the Corporation, no person or Corporation beneficially owns, directly or indirectly, or exercises control or direction over shares carrying more than 10% of the voting rights attached to all outstanding shares of the Corporation.

TITLE OF CLASS	BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNER	PERCENT OF CLASS
Class A Common Shares	Rick Walchuk	5,672,400 Class A common shares held directly	31.5

ELECTION OF DIRECTORS

The directors of the Corporation are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are appointed. In the absence of instructions to the contrary, the enclosed proxy will be voted for the nominees herein listed.

The shareholders will be asked to pass an ordinary resolution to set the number of directors of the Corporation at five (5) for the next year.

The Corporation currently does not have an audit committee and the functions of the audit committee are presently performed by the Board of Directors.  The Corporation intends to form an audit committee prior to the next annual general meeting.

Management of the Corporation proposes to nominate each of the following persons for election as a director. Information concerning such persons, as furnished by the individual nominees, and each other person whose term of office as a director will continue after the Meeting, is as follows:

Name, jurisdiction of residence and position	Principal occupation or employment and, if not a previously elected Director, occupation during the past 5 years	Previous services as a Director	Number of Common Shares beneficially owned, directly or indirectly, or controlled or directed(1)
RICK WALCHUK Athens, Greece President, Chief Executive Officer, and Director
A consultant to Bruca Trading Ltd. (a private consulting firm in Athens, Greece) from January 2007 to present.  Self-employed providing consulting services since January 2006.  A consulting partner of Acrongenomics Inc., an OTCBB Corporation, located in Athens from April 2004 to December 2005, and CEO of Acrongenomics from April 2004 to July 2004.
		Director since March 14, 2007.	5,672,400 (2), (3)
MICHAEL SOURSOS Athens, Greece Secretary, Treasurer, and Director
A consultant to Bruca Trading Ltd. (a private consulting firm in Athens, Greece) from January 2007 to present.  Self-employed providing private business and investment services for the past several years.  President of Eurogenet Labs, a private Research and Development laboratory in Athens, Greece from April 2004 to June 2006.
		Director since March 14, 2007.	552,500 (4),(5)
JACQUELINE DANFORTH Calgary, Alberta Acting Chief Financial Officer, Director	President and Chief Executive Officer of FACT Corporation (a nutrition solutions Corporation) from August 2001 to present.	Director and Acting Chief Financial Officer since March 14, 2007.	--- 0 --- (6),(7)
DAVID LITTLE Calgary, Alberta Director
Currently Founder and Chairman of Red Stag Resources, a private oil and gas company, also CFO and director of Gallic Energy a TSXV listed international oil and gas company.
Chairman and CEO of Avery Resources Inc. from November 2002 to 2008.
		Director since April 27, 2007.	200,000 (8)
JONATHAN BRADLEY Redland, Bristol, U.K. Director
Mr. Bradley is currently Dean of Students, University of the West of England, Bristol. Since 1990, he has been a principal lecturer in International Business Economics Bristol Business School, University of the West of England.
		Director since March 7, 2008.	--- 0 --- (9),(10)

Notes:
(1)
Shares beneficially owned, directly or indirectly, or over which control or direction is exercised, as at August 14, 2009, based upon information furnished to the Corporation by individual directors. Unless otherwise indicated, such shares are held directly.

(2)
500,000 five year stock options granted May 26, 2008 exercisable at $2.25 with 250,000 vesting May 26, 2009 and 250,000 vesting May 26, 2010. The Company recognized stock-based expenses of $117,045 in 2008. Unrecognized compensation expense related to outstanding stock options of July 31, 2008 was $513,422 and is expected to be recognized of $391,707 and $121,715 in 2009 and 2010 respectively.

(3)
250,000 shares awarded May 26, 2008, with 125,000 vesting May 26, 2009 and 125,000 vesting May 26, 2010. The Company recognized stock-based expenses of $28,125 in 2008. Unrecognized compensation expense was $421,875 and is expected to be recognized of $318,750 and $103,125 in 2009 and 2010 respectively.

(4)
500,000 five year stock options granted May 26, 2008 exercisable at $2.25 with 250,000 vesting May 26, 2009 and 250,000 vesting May 26, 2010. The Company recognized stock-based expenses of $117,045 in 2008. Unrecognized compensation expense related to outstanding stock options of July 31, 2008 was $513,422 and is expected to be recognized of $391,707 and $121,715 in 2009 and 2010 respectively.

(5)
250,000 shares awarded May 26, 2008, with 125,000 vesting May 26, 2009 and 125,000 vesting May 26, 2010. The Company recognized stock-based expenses of $28,125 in 2008. Unrecognized compensation expense was $421,875 and is expected to be recognized of $318,750 and $103,125 in 2009 and 2010 respectively.

(6)
50,000 five year stock options granted May 26, 2008 exercisable at $2.25 with 25,000 vesting May 26, 2009 and 25,000 vesting May 26, 2010. The Company recognized stock-based expenses of $11,704 in 2008. Unrecognized compensation expense related to outstanding stock options of July 31, 2008 was $51,343 and is expected to be recognized of $39,171 and $12,172 in 2009 and 2010 respectively.

(7)
20,000 shares awarded May 26, 2008, with 10,000 vesting May 26, 2009 and 10,000 vesting May 26, 2010. The Company recognized stock-based expenses of $2,250 in 2008. Unrecognized compensation expense was $33,750 and is expected to be recognized of $25,500 and $8,250 in 2009 and 2010 respectively.

(8)
300,000 five year stock options granted May 26, 2008 exercisable at $2.25 with 150,000 vesting May 26, 2009 and 150,000 vesting May 26, 2010. The Company recognized stock-based expenses of $70,227 in 2008. Unrecognized compensation expense related to outstanding stock options of July 31, 2008 was $308,053 and is expected to be recognized of $235,024 and $73,029 in 2009 and 2010 respectively.

(9)
100,000 five year stock options granted May 26, 2008 exercisable at $2.25 with 50,000 vesting May 26, 2009 and 50,000 vesting May 26, 2010. The Company recognized stock-based expenses of $23,409 in 2008. Unrecognized compensation expense related to outstanding stock options of July 31, 2008 was $102,684 and is expected to be recognized of $78,341 and $24,343 in 2009 and 2010 respectively.

(10)
100,000 shares awarded May 26, 2008, with 50,000 vesting May 26, 2009 and 50,000 vesting May 26, 2010. The Company recognized stock-based expenses of $11,250 in 2008. Unrecognized compensation expense was $168,750 and is expected to be recognized of $127,500 and $41,250 in 2009 and 2010 respectively.

To the knowledge of the Corporation, no proposed director:

(a) is, as at the date of the information circular, or has been, within 10 years before the date of the information circular, a director or executive officer of any corporation (including the Corporation) that, while that person was acting in that capacity,

(i)	was the subject of a cease trade or similar order or an order that denied the relevant Corporation access to any exemption under securities legislation, for a period of more than 30 consecutive days;

(ii)
was subject to an event that resulted, after the director or executive officer ceased to be a director or executive officer, in the Corporation being the subject of a cease trade or similar order or an order that denied the relevant Corporation access to any exemption under securities legislation, for a period of more than 30 consecutive days; or

(iii)
within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b) has, within the 10 years before the date of the information circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

The following directors of the Corporation hold directorships in other reporting issuers as set out below:

Name	Name and Jurisdiction of Reporting Issuer	Position
Jacqueline Danforth	FACT Corporation (OTC-BB) Cascade Technologies Corp. (OTC-BB) Tire International Environmental Solutions Inc. (OTC-BB)	Director, CEO, CFO Director, CFO Director, CFO
David Little	Gallic Energy (TSX-V)	Director, CFO
Nigel Jonathan Bradley

Invesco Perpetual European Absolute Return Trust, plc (London Stock Exchange full listing)
Nava Bharat plc (London AIM Exchange)
Occo Eastern European Fund Ltd. (Bermuda Stock Exchange)
Magna Umbrella Fund Ltd. (Dublin Stock Exchange)
Chairman, Director Director Director Director

EXECUTIVE COMPENSATION
The following table (presented in accordance with the rules (the “Rules”) made under the Securities Act (Alberta) sets forth all annual and long term compensation for services in all capacities to the Corporation for the three most recently completed financial years (to the extent required by the Rules) in respect of each of the individuals comprised of the Chief Executive Officer and the Chief Financial Officer as at July 31, 2008 and the other three most highly compensated executive officers of the Corporation as at July 31, 2008 whose individual total salary and bonus for the most recently completed financial year exceeded $150,000 and any individual who would have satisfied these criteria but for the fact that individual was sot serving as such an officer at the end of the most recently completed financial year (collectively the "Named Executive Officers" or “NEOs”).

To clarify the information provided below, please note that in accordance with the applicable disclosure obligations, this table contains information regarding the Corporation’s three most recently fiscal years ended July 31, 2006, 2007 and 2008, exclusively.

SUMMARY COMPENSATION TABLE
Name	Year	Fees Earned or Paid in Cash ($)		Stock Options ($)		Stock Awards ($)		Non-Equity Incentive Plan Comp. ($)	Non-qualified Deferred Comp. Earnings ($)	Other ($)	Total ($)
Rick Walchuk President & CEO, Director	2008	60,000	(1)	630,467	(2)	450,000	(3)	-0-	-0-	-0-	1,140,467
	2007
Jacqueline Danforth Acting CFO, Director	2008	-0-		63,047	(4)	36,000	(5)	-0-	-0-	-0-	99,047
	2007
David Little Director		-0-		378,280	(6)	-0-		-0-	-0-	-0-	378,280
Michael Soursos Secretary / Treasurer, Director	2008	36,000	(7)	630,467	(8)	450,000	(9)	-0-	-0-	-0-	1,152,467
	2007
Jonathan Bradley Director	2006	-0-		126,093	(10)	180,000	(11)	-0-	-0-	-0-	306,093
Darryl Cozac President, CEO, CFO	2006	10,000									10,000

Notes:

(1) These amounts are accrued and remain unpaid as at July 31, 2008.

(2) 500,000 five year stock options granted May 26, 2008 exercisable at $2.25 with 250,000 vesting May 26, 2009 and 250,000 vesting May 26, 2010. The Company recognized stock-based expenses of $117,045 in 2008. Unrecognized compensation expense related to outstanding stock options of July 31, 2008 was $513,422 and is expected to be recognized of $391,707 and $121,715 in 2009 and 2010 respectively.

(3) 250,000 shares awarded May 26, 2008, with 125,000 vesting May 26, 2009 and 125,000 vesting May 26, 2010. The Company recognized stock-based expenses of $28,125 in 2008. Unrecognized compensation expense was $421,875 and is expected to be recognized of $318,750 and $103,125 in 2009 and 2010 respectively.

(4) 50,000 five year stock options granted May 26, 2008 exercisable at $2.25 with 25,000 vesting May 26, 2009 and 25,000 vesting May 26, 2010. The Company recognized stock-based expenses of $11,704 in 2008. Unrecognized compensation expense related to outstanding stock options of July 31, 2008 was $51,343 and is expected to be recognized of $39,171 and $12,172 in 2009 and 2010 respectively.

(5) 20,000 shares awarded May 26, 2008, with 10,000 vesting May 26, 2009 and 10,000 vesting May 26, 2010. The Company recognized stock-based expenses of $2,250 in 2008. Unrecognized compensation expense was $33,750 and is expected to be recognized of $25,500 and $8,250 in 2009 and 2010 respectively.

(6) 300,000 five year stock options granted May 26, 2008 exercisable at $2.25 with 150,000 vesting May 26, 2009 and 150,000 vesting May 26, 2010. The Company recognized stock-based expenses of $70,227 in 2008. Unrecognized compensation expense related to outstanding stock options of July 31, 2008 was $308,053 and is expected to be recognized of $235,024 and $73,029 in 2009 and 2010 respectively.

 (7) Of this amount a total of $21,059 remained unpaid as of July 31, 2008.

(8) 500,000 five year stock options granted May 26, 2008 exercisable at $2.25 with 250,000 vesting May 26, 2009 and 250,000 vesting May 26, 2010. The Company recognized stock-based expenses of $117,045 in 2008. Unrecognized compensation expense related to outstanding stock options of July 31, 2008 was $513,422 and is expected to be recognized of $391,707 and $121,715 in 2009 and 2010 respectively.

(9) 250,000 shares awarded May 26, 2008, with 125,000 vesting May 26, 2009 and 125,000 vesting May 26, 2010. The Company recognized stock-based expenses of $28,125 in 2008. Unrecognized compensation expense was $421,875 and is expected to be recognized of $318,750 and $103,125 in 2009 and 2010 respectively.

(10) 100,000 five year stock options granted May 26, 2008 exercisable at $2.25 with 50,000 vesting May 26, 2009 and 50,000 vesting May 26, 2010. The Company recognized stock-based expenses of $23,409 in 2008. Unrecognized compensation expense related to outstanding stock options of July 31, 2008 was $102,684 and is expected to be recognized of $78,341 and $24,343 in 2009 and 2010 respectively.

(11) 100,000 shares awarded May 26, 2008, with 50,000 vesting May 26, 2009 and 50,000 vesting May 26, 2010. The Company recognized stock-based expenses of $11,250 in 2008. Unrecognized compensation expense was $168,750 and is expected to be recognized of $127,500 and $41,250 in 2009 and 2010 respectively.

Long Term Incentive Plan (LTIP) Awards

There were no long-term incentive plans in place for any Named Executive Officer of the Corporation during the most recently completed financial year.  A “Long-Term Incentive Plan” is a plan under which awards are made based on performance over a period longer than one fiscal year, other than a plan for options, SARs (stock appreciation rights) or restricted share compensation.

Option/SAR Grants During the Most Recently Completed Financial Year

A stock appreciation right (“SAR”) is a right to receive a payment of cash or an issuance or transfer of Shares based wholly or in part on changes in the trading price of the Corporation’s Shares.  No SARs were granted to, or exercised by, any Named Executive Officer or any directors during the most recent by completed financial year.

During the year ended July 31, 2008, the Company granted 1,715,000 non-qualified stock options and 685,000 stock awards under the Company’s 2007 Stock Option and Stock Award Plan for a total of 2,400,000 shares of Class A common stock.  Of these, 1,450,000 non-qualified stock options and 620,000 stock awards were issued to directors and management, and the remainder to consultants to the Corporation.

Subsequent to the fiscal year ended July 31, 2008, effective on May 26, 2009, a total of 150,000 non-qualified stock options and 10,000 non-vested stock awards issued to consultants under the 2007 Stock Option Plan were cancelled pursuant to the respective stock option agreements.

Additionally, the Board of Directors determined that pursuant to the regulations for amendments to pricing, the Board of Directors authorized that all remaining options granted pursuant to the 2007 Stock Option Plan be re-priced at $ 0.40 per share based on the then last trade of the Company at $0.20 per share and the illiquid market for the shares of the Corporation at the time.

The Board of Directors also authorized the grant of 450,000 additional non-qualified stock options at an exercise price of $0.40 per share and 80,000 stock awards to consultants of the Corporation. Together with the cancellations noted above, as at May 26, 2009, a total of 2,670,000 shares of Class A common stock had been granted under the 2007 Stock Option Plan, and 100,000 stock options are reserved for issuance under the 2009 Stock Option Plan.

Defined Benefit or Actuarial Plan Disclosure

The Corporation has no defined benefit or actuarial plans in place for any Named Executive Officers during the mostly recently completed financial year.

Termination of Employment, Change in Responsibilities and Employment Contracts

There are no employment contracts between the Corporation or any of its subsidiaries and a Named Executive Officer.

There is no compensatory plan, contract or arrangement between the Corporation or any of its subsidiaries and a Named Executive Officer with respect to:  (a) the resignation, retirement or other termination of employment of the

Named Executive Officer; (b) a change in control of the Corporation or any of its subsidiaries; or (c) a change in the Named Executive Officer’s responsibilities following a change in control of the Corporation or any of its subsidiaries involving an amount, where the Named Executive Officer is entitled to receive more than $100,000, including periods payments or installments.

Composition of the Compensation Committee

The Corporation does not have a Compensation Committee and all matters related to compensation have to date been considered and settled by the full board of directors.

Report on Executive Compensation

All matters related to executive compensation have to date been considered and settled by the full board of directors.

Compensation of Directors

The Corporation has no arrangements, standard or otherwise, pursuant to which directors are compensated by the Corporation or its subsidiaries for their services in their capacity as directors, or for committee participation, involvement in special assignments or for services as consultant or expert during fiscal year ended July 31, 2008 or subsequently, up to and including the date of this Information Circular, except as otherwise disclosed herein.

No director of the Corporation, who is not a Named Executive Officer, has received compensation or accrued fees for services rendered over the most recently completed financial year, except as otherwise disclosed herein.

Aggregated Option Exercises by Directors During the Most Recently Completed Financial Year and Financial Year-End Option Values

There were no option exercises by Directors or Officers during the fiscal year ended July 31, 2008.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Corporation has no compensation plans under which equity securities are authorized at the end of the Corporation’s financial year, ended July 31, 2008.

INDEBTEDNESS TO CORPORATION OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS

During the last completed fiscal year, no director, executive officer, senior officer or nominee for director of the Corporation or any of their associates has been indebted to the Corporation or any of its subsidiaries, nor has any of these individuals been indebted to another entity which indebtedness is the subject of a guarantee, support in agreement, letter of credit or other similar arrangement or understanding provided by the Corporation or any of its subsidiaries.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as set out elsewhere in this Information Circular, no informed person or proposed director of the Corporation and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction since the commencement of the Corporation's most recently completed financial year or in any proposed transaction which in either such case has materially affected or would materially affect the Corporation.

APPOINTMENT OF AUDITOR

Management is recommending that shareholders vote to authorize management to appoint auditors for the fiscal year ended July 31, 2009, and to authorize the directors to fix their remuneration.

Bateman & Co., Inc., P.C., of 5 Briardale Court, Houston, Texas 77027 have served as the Corporation’s auditor for the fiscal years ended July 31, 2004 through 2008.

Management is considering a change of auditors to a firm based in Canada which would take place upon management determining to pursue a dual listing on a Canadian Exchange and therefore no audit firm has been identified as of yet for appointment.

MANAGEMENT CONTRACTS

Management functions of the Corporation are not performed to any substantial degree by any other person other than directors and senior officers of the Corporation.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

There shall be moved at the Meeting the following Special Resolutions:

(A)           Stock Option Plan

The Corporation currently has a Stock Option plan which was approved at the 2007 Annual General Meeting whereby the 2007 Plan approved the grant of up to 2,700,000 shares.

Management of the Corporation now propose, subject to shareholder approval, to implement a 2009 stock option and stock award plan (the "Stock Option Plan"), pursuant to which the Corporation will be authorized to grant stock options and stock awards of up to 2,700,000 shares at a price as may be determined by the Board of Directors as compensation to employees, officers, directors and/or consultants of the Corporation.

The Stock Option Plan is designed to advance the interests of the Corporation by encouraging employees, directors and certain others to hold equity in the Corporation through the acquisition of common shares. The Stock Option Plan is administered by the Corporation's Secretary, or such other senior officer or employee as may be designated by the Board of Directors from time to time.

The maximum number of common shares in the share capital of the Corporation currently authorized for issuance for the purposes of the 2009 Stock Option Plan will be fixed at 2,700,000 Shares.

100,000 non-qualified stock options are reserved for issuance under the 2009 Stock Option Plan.

"UPON MOTION IT WAS RESOLVED that the Corporation approve the adoption of a 2009 stock option plan (the " 2009 Stock Option Plan") pursuant to which the directors may, from time to time, grant stock options and stock awards to directors, officers, employees and consultants of the Corporation and any subsidiaries in the form tabled at the Meeting, including:

(a)
the reservation, allotment and issue of up to 2,700,000 common shares in the capital of the Corporation under the Stock Option Plan (or such additional number of Shares as may be approved from time to time by shareholders of the Corporation);”

A copy of the proposed Stock Option Plan is available on request from the Corporation, and copies will be available at the Meeting. In order to be passed, a majority of the votes cast at the Meeting in person or by Proxy must be voted in favor of the resolution. The persons named in the enclosed Proxy intend to vote for such resolution.

(B)           Dual Listing on a Canadian Stock Exchange

Management is considering a dual listing on Canadian Stock Exchange, to be determined, in order to facilitate the possibility of raising additional capital for the Corporation in Canada.  Therefore, a resolution will be put forward at the Meeting to authorize the directors to investigate, and if thought appropriate, commence a dual listing of the shares of the Corporation on a Canadian Exchange;
Accordingly, Shareholders will be asked to consider and, if thought fit, to pass the following special resolution:

“BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT the Corporation’s board of directors be authorized to investigate, and if thought appropriate, apply for a dual listing of the shares of the Corporation on a Canadian Exchange.

(C)Ratification of Prior Acts
Management will be asking the shareholders to pass a special resolution  that all resolutions passed and all actions taken by the Board of Directors since the last meeting of shareholders, including the acquisition of the shares of Energiaki Ltd. and the issuance of shares pursuant to such acquisition, be ratified.

Accordingly, Shareholders will be asked to consider and, if thought fit, to pass the following special resolution:

“BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT all resolutions passed and all actions taken by the Board of Directors since the last meeting of shareholders, including the acquisition of the shares of Energiaki Ltd. and the issuance of shares pursuant to such acquisition, be ratified.

 (D)           Other Matters

At the time of the printing of this Information Circular, the Corporation's management is not aware of any other matters to be presented for action at the Meeting other than those referred to in the Notice.  If, however, any other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote on same in accordance with his or her best judgment on such matters.

The Board of Directors recommends that you vote in favour of the above resolutions.

ADDITIONAL INFORMATION

The audited financial statements of the Corporation for the year ended July 31, 2008 and the report of the auditor thereof will be placed before the Meeting.  The 2008 Annual Report containing the audited financial statements, the report of the auditor and management’s discussion and analysis accompanies this Notice of Meeting and this Information Circular.  Additional copies may be obtained free of charge from the President of the Corporation upon request and will be available at the Meeting.

Additional information relating to the Corporation is included in the Corporation’s 2008 Annual Report on Form 20-F for the year ended July 31, 2008 and 2007, and the accompanying auditor’s report and management’s discussion and analysis.  Copies of the  2008 Form 20-F and the relevant portion of any documents incorporated by reference in the Annual Report, and copies of the Corporation’s most current annual information form,, interim financial statements and management’s discussion and analysis, as well as additional copies of this proxy circular, may be obtained from at www.sec.gov and upon request from the Corporation’s Agent at c/o 1530 9th Avenue SE, Calgary, Alberta  T2G 0T7, telephone number: (403) 693-8000 or fax number (403) 272-3620.

OTHER MATTERS

The Directors are not aware of any other matters which they anticipate will come before the Meeting as of the date of mailing of this Information Circular.

The contents of this Information Circular and its distribution to shareholders have been approved by the board of directors of the Corporation.

 DATED at Calgary, Alberta this 1st day of September, 2009.

BY ORDER OF THE BOARD OF DIRECTORS OF VIOSOLAR INC.

/s/ Rick Walchuk President, Chief Executive Officer and Director	/s/ Michael Soursos Secretary, Treasurer, and Director